FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	TIN# 38-0572512
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center Mail Code 482-B07-C24 Detroit, Michigan	48265-2000
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which which each class is to be registered
7.375% Notes due December 16, 2044	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

Information required in registration statement

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 7.375% Notes due December 16, 2044 (the “Notes”) to be registered hereby is under the caption “Description of Debt Securities” in the Prospectus dated September 16, 2003, filed as part of the Registrant’s Registration Statement Number 333-108533 under the Securities Act of 1933, and under the caption “Description of Notes” in the Prospectus Supplement dated December 8, 2004, and such descriptions are incorporated herein by this reference.

Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

General Motors Acceptance Corporation
(Registrant)

Date: December 10, 2004	By:	/S/ P. D. Bull
P. D. Bull, Vice President, Global Borrowings